Exhibit 99.1

ReShape Lifesciences Appoints Thomas Stankovich as Chief Financial Officer

SAN CLEMENTE, CA, October 30, 2019 - ReShape Lifesciences Inc. (OTCQB: RSLS), a leading developer and distributor of minimally invasive medical devices to treat obesity and metabolic diseases, announced today the appointment of Thomas Stankovich as Chief Financial Officer (CFO) effective immediately.

“We are happy to have Tom join our senior leadership team as CFO,” commented Bart Bandy, President and Chief Executive Officer of ReShape Lifesciences. “ReShape is in the midst of a broad transition as we re-establish our organization and our products in the marketplace and Tom’s background of successfully leading financial organizations of life science companies through all stages of growth is a welcome and highly valued addition that we believe will advance our future growth.”

Mr. Stankovich has over 25 years of executive leadership experience as the CFO for multiple public and private healthcare companies. Tom has spent the past nine years as the Global Senior Vice President and CFO of MP Biomedicals, a life sciences and molecular biology-diagnostics company. At MP Biomedicals he was responsible for financial planning and reporting, financial operations and strategy development along with the acquisition and integration of two international companies.  Prior to MP Biomedicals, Tom served as CFO at Response Genetics where he successfully led the company through their initial public offering. Additionally, he served as CFO for Cobalis Corporation and for Ribapharm, where he also led the company through their initial public offering, which at the time became the second largest ever IPO in the biotechnology sector. Tom also held CFO positions at ICN International, which later changed names to Valeant Pharmaceuticals.

Mr. Stankovich is also the recipient of the Ellis Island Medal of Honor for work completed in Eastern Europe related to U.S. capital markets and financial transformation. This honor is awarded annually to a group of distinguished American citizens who exemplify a life dedicated to community service.

“I am very excited to be joining the ReShape team,” commented Thomas Stankovich, Chief Financial Officer of ReShape Lifesciences. “This is a pivotal time for the company and I look forward to the opportunity to work with this quality team and to have an impact on the future progress and growth of the company.”

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved Lap-Band® Adjustable Gastric Banding System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates.  These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of the Lap-Band system, our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in our annual report on Form 10-K filed May 16, 2019 and subsequent quarterly reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Brendan O’Connell
VP Finance and Corporate Controller
ReShape Lifesciences Inc.
949-429-6680
ir@ReShapeLifesci.com

or

Debbie Kaster
Investor Relations
Gilmartin Group
415-937-5403
debbie@gilmartinir.com